UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 29, 2002


                            THE PENN TRAFFIC COMPANY
             (Exact name of registrant as specified in its charter)


         Delaware                       1-9930                  25-0716800
(State or other jurisdiction          (Commission            (I.R.S. Employer
 of incorporation)                    File Number)           Identification No.)


                  1200 State Fair Boulevard, Syracuse, New York
                    (Address of principal executive offices)

                                   13221-4737
                                   (zip code)

                                 (315) 453-7284
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

         As previously announced, The Penn Traffic Company ("PENN TRAFFIC") recently discovered an accounting fraud at its Penny Curtiss bakery manufacturing subsidiary that will require it to restate its financial results for what Penn Traffic believes will be the past three fiscal years and the first quarter of the current fiscal year. Penn Traffic's Audit Committee is conducting an independent investigation into the accounting fraud.

         Penn Traffic previously reported in a Current Report on Form 8-K that on August 14, 2002, it received a waiver letter from Fleet Capital Corporation, as agent (the "AGENT") approved by the lenders (the "LENDERS") under its Revolving Credit and Term Loan Agreement (the "CREDIT AGREEMENT") that (a) waived the events of default that arose under the Credit Agreement as a result of the previously announced accounting fraud at its Penny Curtiss bakery manufacturing subsidiary through August 30, 2002, (b) stated that the Lenders would forebear from taking any action under the Credit Agreement as a result of such defaults and (c) permitted Penn Traffic to borrow, prepay and reborrow under the Credit Agreement through August 30, 2002.

         On August 29, 2002, Penn Traffic received a further extension of the waiver from the Lenders and entered into a Waiver and Forbearance Agreement (the "WAIVER AND FORBEARANCE AGREEMENT"), dated as of August 30, 2002, among Penn Traffic, Dairy Dell, Inc., Big M Supermarkets Inc. and Penny Curtiss Baking Company Inc. (individually and collectively, the "BORROWERS"), the Lenders and the Agent.

         Pursuant to the Waiver and Forbearance Agreement, the Borrowers represent, acknowledge and agree that (a) because of an accounting misstatement resulting primarily from an inventory overstatement continuing for approximately three years and three months in the Borrowers' Penny Curtiss baking operation, certain events of default under the Credit Agreement have or may have occurred and be continuing, and may arise prior to the Forbearance Termination Date (as hereinafter defined), under the Credit Agreement on account of such inventory overstatement, and (b) the Borrowers may currently and/or prior to the Forbearance Termination Date be out of compliance with certain financial covenants contained in the Credit Agreement which noncompliance would now or could hereafter constitute one or more events of default (as so described or specified in clauses (a) and (b), collectively, the "DESIGNATED EVENTS OF DEFAULT"). The Borrowers also acknowledge and agree that, but for the terms of the Waiver and Forbearance Agreement, the Agent and the Lenders may, if they so elect, proceed to enforce their rights and remedies under the Loan Documents (as defined in the Credit Agreement). In addition, the Borrowers acknowledge and agree that as a result of the Designated Events of Default, the Lenders are under no obligation to advance additional funds to the Borrowers pursuant to the Credit Agreement.

         Subject to the terms and conditions of the Waiver and Forbearance Agreement, the Agent and each of the Lenders agreed to waive the Designated Events of Default and agree to forbear from exercising their rights and remedies under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) with respect to the Designated Events of

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Default until that date (the "FORBEARANCE TERMINATION DATE") which is the earliest to occur of (a) October 31, 2002 and (b) the failure after the date of the Waiver and Forbearance Agreement of the Borrowers to comply with any of the terms or conditions set forth in the Credit Agreement and/or the other Loan Documents (as defined in the Credit Agreement) (except as waived by the Waiver and Forbearance Agreement), (c) the occurrence after the date of the Waiver and Forbearance Agreement of any event of default under the Credit Agreement other than the Designated Events of Default, (d) the failure of the Borrowers to comply with any term set forth in the Waiver and Forbearance Agreement, (e) the date that the Borrowers, any affiliate of the Borrowers or any person or entity claiming by or through the Borrowers joins in, assists, cooperates or participates as an adverse party or adverse witness in any suit or other proceeding against the Agent, the Lenders, GMAC Business Credit LLC ("GMAC") as documentation agent under the Credit Agreement, AmSouth Bank and Bank of America Trust and Savings Association as co-agents under the Credit Agreement (together with GMAC, the "ADDITIONAL AGENTS") or any affiliate of the Agent or any Lender or any Additional Agent relating to the indebtedness referred to as the Obligations (as defined in the Credit Agreement) or any amounts owing under the Waiver and Forbearance Agreement in connection with or related to any of the transactions contemplated by the Credit Agreement, the other Loan Documents (as defined in the Credit Agreement), the Waiver and Forbearance Agreement or any documents, agreements or instruments executed in connection with the Waiver and Forbearance Agreement.

         As a result, during the period from the date of the Waiver and Forbearance Agreement to the Forbearance Termination Date, the Borrowers may continue to borrow, repay and reborrow Revolving Borrowings, subject to the terms, provisions and limitations set forth in the Waiver and Forbearance Agreement and in the Credit Agreement (except as waived by the Waiver and Forbearance Agreement). On and after the Forbearance Termination Date, the Agent and the Lenders may proceed, in accordance with the terms of the Credit Agreement, to enforce any or all of their rights under or in respect of the Waiver and Forbearance Agreement, the Credit Agreement, the other Loan Documents (as defined in the Credit Agreement) and applicable law, including, without limitation, the right to require that the Borrowers repay immediately the Notes (as defined in the Credit Agreement).

         In consideration of the Lenders' agreement to the Waiver and Forbearance Agreement, the Borrowers are paying the Agent a forbearance fee, which is in addition to any and all other fees which are due or may become due to the Lenders, in an amount equal to 1/10th of 1% of the Lenders' Aggregate Exposure (an aggregate amount of approximately $310,000) (the "FORBEARANCE FEE") for distribution by the Agent to the Lenders agreeing or consenting to the Waiver and Forbearance Agreement in writing on or before August 29, 2002, in accordance with each such Lender's Pro Rata Share (as defined in the Credit Agreement). The Borrowers acknowledge and agree that the Forbearance Fee constitutes an Obligation under the Credit Agreement. The Pro Rata Share of any Lender not so agreeing or consenting to the Waiver and Forbearance Agreement shall be returned to the Borrowers.

         The Waiver and Forbearance Agreement will enable Penn Traffic's Audit Committee to complete its investigation and permit Penn Traffic to restate its financial results and assess whether any other modifications to the Credit Agreement would be required. Penn Traffic anticipates that on or prior to October 31, 2002, it will enter into a longer-term

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amendment to its Credit Agreement with the Lenders that will enable Penn Traffic to continue to borrow, repay and reborrow through the end of the stated term of the Credit Agreement.

         The Waiver and Forbearance Agreement is attached as Exhibit 99.1 to this Current Report, which is incorporated by reference into this Item.

         Certain statements included in this Form 8-K which are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Without limiting the foregoing, the words "anticipate," "will" and "believe," and other similar expressions are intended to identify forward-looking statements. Penn Traffic cautions readers that forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual outcome of the investigation and Lender negotiations referred to above to be materially different from any anticipated results expressed or implied by such forward-looking statements. Such factors include, among other things, the outcome of the Audit Committee's investigation; whether any other accounting or other financial adjustments are required as a result of such investigation; the results of any Securities and Exchange Commission or other regulatory body investigation or enforcement action; and the outcome of yet-to-be instituted legal proceedings. Penn Traffic cautions that the foregoing list of important factors is not exhaustive.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         The Waiver and Forbearance Agreement is attached as Exhibit 99.1 to this report.


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                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 30, 2002


                                   THE PENN TRAFFIC COMPANY



                                   By:  /s/ Martin A. Fox
                                        ---------------------------------------
                                        Name:   Martin A. Fox
                                        Title:  Executive Vice President and
                                                Chief Financial Officer


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                                  EXHIBIT LIST


         EXHIBIT           DESCRIPTION
         -------           -----------

         99.1              Waiver and Forbearance Agreement dated as of August
                           30, 2002.